EXHIBIT 10.38

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                       REGISTRATION STATEMENT ON FORM SB-2



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              MASTER LEASE SCHEDULE WITH FINOVA CAPITAL CORPORATION

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FINOVA Capital Corporation 95 N. Route 17 South P.O. Box 907 Paramus, New Jersey
07653
Telephone (201) 712-3300
MASTER LEASE SCHEDULE
NO. 5754301 TO EQUIPMENT LEASE NO. 5754300 (THE "LEASE")
EQUIPMENT LEASED:
See Schedule "A" attached hereto and made a part hereof.
LOCATION OF EQUIPMENT:  Airport Park Drive, Ukiah, CA 95482
TERM OF SCHEDULE:  84 MONTHS
RENTAL PAYMENTS:  $28.960.03
RENTAL PAYMENT FREQUENCY:  X MONTHLY
SUPPLIER:  Enerfab, Inc. 4955 Spring Grove Avenue, Cincinnati, OH 45232
ADVANCE RENTALS: $57,920.06 PAYABLE AT THE TIME OF SIGNING OF THIS SCHEDULE TO BE APPLIED TO THE FIRST AND LAST ONE RENTAL PAYMENTS. ADDITIONAL TERMS AND CONDITIONS

1. LEASE OF EQUIPMENT. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, or on any Schedule attached hereto, for the term and the rental payments provided herein, all subject to the terms and conditions of the Lease.

2. OPTION TO PURCHASE. Provided Lessee is not in default hereunder or under any other lease or agreement with Lessor, Lessee shall have the right, at the expiration of the Term of this Schedule (the "Initial Term") or any extended term hereof (the "Extended Term") upon not less than 120 days' prior written notice to Lessor, to purchase the Equipment leased hereunder in whole and not in part, on an as-is, where-is basis, for its then fair market value. For the purposes of determining the fair market value of the Equipment it shall be assumed that the Equipment will be used for its best intended purpose, is fully assembled, in good operating condition and fully installed and operational on the premises where the Equipment will be used. In the event Lessor and Lessee cannot agree on a fair market value for the Equipment, an independent appraiser, acceptable to both parties (or failing such agreement by an appraiser designated by the American Arbitration Association in New York, NY), shall be selected to determine fair market value on the equipment provided herein. The cost of such appraisal shall be borne by Lessee. The purchase price for the Equipment shall be payable upon the expiration of the Initial Term or Extended Term of this Schedule as the case may be. Lessee shall also reimburse Lessor for its administrative costs and out-of-pocket expenses incurred in transferring clear title to the Equipment to Lessee.

3. TAX INDEMNITY. With respect to each item of Equipment leased hereunder, Lessee agrees that Lessor shall be entitled to such deductions and other benefits as are provided to an owner of personal property by the Internal Revenue Code of 1986 (as defined in Section 2 of the Tax Reform Act of 1986), as amended or superseded from time to time (hereinafter the "code"), including without limitation depreciation deductions based upon the Accelerated Cost Recovery System all at the maximum federal income tax rates applicable to corporations in effect on the Commencement Date (hereinafter "Tax Benefits.). If
(i) Lessor shall lose; shall be delayed in claiming, shall not have a right to claim, shall be required to recapture, or shall not be allowed all or any portion of any Tax Benefits, under any circumstances, at any time, and for any reason



EXHIBIT 10.38

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other than as a result of acts or omissions of Lessor,  or (ii) there shall be a change in the federal income tax rates applicable to corporations, or (iii) any of the Tax Benefits shall be deemed to be attributable to foreign sources or
(iv) Lessor is required to include any other amounts  arising from this Lease or
Schedule in its gross income other than Rental Payments in the amounts and at the times specified in this Schedule, then upon Lessor's demand, Lessee shall pay Lessor either (x) a lump sum amount which shall maintain the net economic after-tax yield, cash-flow and rate of return Lessor anticipated receiving based on the tax assumptions utilized by Lessor in calculating the rent payable hereunder ("Lessor's Yield") or (y) such additional rent for the balance of the term of this Schedule as will permit Lessor to maintain Lessor's Yield. For the purposes of this indemnification, the term "Lessor" shall mean and include the affiliated group of corporations within the meaning of Section 1504 of the Code, of which Lessor is a member.

4. ADDITIONAL TERMS WITH RESPECT TO THE CARE AND USE OF THE EQUIPMENT. In addition to Lessee's obligations under Paragraph 7 of the Lease, Lessee shall
(i) lubricate the Equipment on a basis that conforms to the maintenance manual and/or lubrication schedule recommended by the manufacturer of the Equipment, and (ii) purchase replacement parts only from sources approved by the manufacturer. Copies of all purchase orders for such replacement parts are to be retained in Lessee's file relating to the Equipment.

5. ADDITIONAL TERMS WITH RESPECT TO THE CONDITIONS OF REDELIVERY. In addition to Lessee's obligations under Paragraph 8 of the Lease, Lessee shall (i) dismantle and handle the Equipment in accordance with the manufacturer's specifications or normal industry accepted practices for new equipment. Any special transportation devices, such as metal skids, lifting slings, brackets, etc., which were with the Equipment when it was delivered or equivalent devices must be used; (ii) block all sliding members, secure all swinging doors, pendants and other swinging components, wrap, box, band and label all components and documents in an appropriate manner to facilitate the efficient reinstallation of the components; (iii) remove all process fluids from the Equipment and dispose of the same in accordance with prevailing waste disposal laws and regulations; (iv) clean and dry sumps and tanks; (v) not ship any "Hazardous Waste. materials with the equipment; (vi) fill all internal fluids such as lube oil and hydraulic oil to operating levels, secure filler caps and seal disconnected hoses; (vii) wire together all lock keys and secure the same to a major external component of the equipment; (viii) cause the Equipment to be complete, fully functional with no missing components or attachments, rust free with all boots, guards and seals clean and with all batteries for control memories fully charged. Lessor shall have the right to attempt to resell the Equipment at the Location for a period of 120 days from the expiration of the Term of the Schedule or any extensions thereof. During this period the Equipment must remain operational and Lessee must provide adequate electrical power, lighting, heat, water and compressed air, necessary to permit Lessor to demonstrate the Equipment to any potential buyer. If an auction is necessary to dispose of the Equipment, Lessor shall be permitted to auction the Equipment at the Location.

6. BASIS OF INDEXING.  If on the  Commencement  Date, the highest yield on seven
(7) year Treasury Notes, as published in The Wall Street Journal, with a maturity date on or closest to the maturity date of this Schedule (the "Index"), exceeds 5.78% (the "Yield"), the Monthly Rental Payment provided herein shall automatically be increased for the full term to reflect such increase in the Yield. As soon as practicable thereafter, Lessor shall provide Lessee with written


EXHIBIT 10.38
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notice of any  increase in the Monthly  Rental  Payment.  Lessor's  calculations shall be conclusive absent manifest error.

7. PUBLICITY. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

LESSOR:  FINOVA CAPITAL CORPORATION

BY:
PRINTED NAME:  PAM MARCHANT
ADDRESS: 95 N. ROUTE 17 SOUTH, P.O. BOX 907 PARAMUS, NEW JERSEY 07653 DATE ACCEPTED: 9-30-96

LESSEE:  MENDOCINO BREWING COMPANY, INC.

BY:  /s/ Norman Franks
PRINTED NAME:  Norman Franks
TITLE: CFO
ADDRESS:  13551 SOUTH HIGHWAY 101, HOPLAND, CALIFORNIA 95449

DATED:  9-23-96



EXHIBIT 10.38
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Schedule "A" to Master  Lease  Schedule  No.  5754300  dated , 1996 to Equipment
Lease No. 5754301 dated , 1996 between FINOVA Capital Corporation as Lessor and Mendocino Brewing Company, Inc. as Lessee.

Equipment Location: Airport Park Drive Ukiah, CA 95482

Supplier: Enerfab, Inc. 4955 Spring Grove Avenue Cincinnati, OH 45232

(1)Grains Handling Silos, Spent Grain Silo and Malt handling equipment

Pale malt silos Spent grain silo Pale malt silo to malt mill conveyor Bulk bag unloading system Volumetric feeder Floveyor (bag station to mill) Dust collector Malt mill hoper transition (top) Malt mill funnel (bottom) Malt mill support structure Blower assembly blower Blower assembly malt lines Blower assembly venturi Weigh hopper scale & outlet valve Weigh hopper bin vent filter Weigh hopper rotary valve Weigh hopper to mash mixer conveyor Knife gate valve (1) Malt Mill (1) Ponndorf Conveyor System (1) Steam boiler (1) Refrigeration system
(1) Water chiller (1) Wort cooler (1) Beer warmer (1) Air compressor (1) Beer filter (1) Pumps (1) Control systems

Schedule "A" to Master Lease Schedule No. 5754300 dated , 1996 to Equipment Lease No. 5754301 dated , 1996 between FINOVA Capital Corporation as Lessor and Mendocino Brewing Company, Inc. as Lessee.

(10) Mash Tun
(1) Lauter Tun
(1) Brewkettle
(1) Hop Jack Vessel
(1) Hot Wort Tank
(1) Hot Water Tank
(4) CIP Tank Systems
(1) Chilled Water Tank
(10) 200 bbl Fermenter Tanks & Structural Support Grid
(2) Yeast Tanks
(1) Schenk Combi Filter System
(1) 200 bbl Bright beer tank

INITIAL  /s/ NF


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